Execution Copy

Exhibit 10.19

AMENDED AND RESTATED PROMISSORY

NOTE SECURED BY DEED OF TRUST

June 11, 2004

For value received, the undersigned, DENNIS G. DRACUP (“Borrower”), promises to pay to the order of LANGUAGE LINE, INC., a Delaware corporation (“Lender”), at 1 Lower Ragsdale Drive, Bldg. 2, Monterey, California 93940 or at any other place that may be designated in writing by Lender, the principal sum of Nine Hundred Ninety Five Thousand Dollars ($995,000), with interest as set forth in this note (the “Note”) (calculated on the basis of a 360-day year). This Note amends and restates the note entered into by the Borrower in favor of Language Line LLC, a predecessor of the Lender (“Language Line LLC”) on September 7, 2001 (the “Prior Note”) and the Prior Note is hereby amended and replaced in its entirety with this Note. All sums due are payable in lawful money of the United States of America. The principal amount of this Note will not bear interest, except as otherwise expressly provided herein.

This Note is secured by, among other things, the Deed of Trust executed by Borrower, as trustor, in favor of Language Line LLC as beneficiary on September 7, 2001, and amended in favor of the Lender on June 11, 2004 (“Deed of Trust”), and encumbering the real property described in the Deed of Trust (“Property”). The holder of this Note will be entitled to the benefits of the security provided by the Deed of Trust and will have the right to enforce the covenants and agreements of Borrower contained in the Deed of Trust.

Borrower will pay to Lender the principal amount of this Note, and accrued interest, as follows:

Borrower will make no periodic installments of principal or interest under this Note. The entire outstanding principal balance of this Note, together with all accrued and unpaid interest, will be due on the date which is the earliest of (i) 180 days after the date upon which Borrower’s principal place of residence ceases to be in, or within 25 miles of, Monterey, California,1 (ii) the consummation of a Sale of the Company, and (iii) the fifth anniversary of the date hereof (the earliest of such dates being the “Maturity Date”). As used in this Note, the term “Sale of the Company” shall mean the consummation of any merger or consolidation of Language Line Holdings, LLC, Delaware Limited Liability company and the Parent of the Lender (“Holdings”) with or into any other person or any sale of all or substantially all of the ownership interests or assets of Holdings and its subsidiaries, taken as a whole (other than a transaction following which the holders of the outstanding membership interests of Holdings prior to such transaction

[1]	NOTE: We chose 25 miles here because 25 miles is the standard that you put forth for what amounts to a “relocation” under the Employment Agreement.

together own a majority of the outstanding ownership interests of the surviving or resulting corporation or business entity).

From and after the Maturity Date, or an earlier date on which all sums owing under this Note become due by acceleration or otherwise, all sums owing under this Note will bear interest until paid in full at a rate equal to seven and one-half percent (7.5%) per annum (“Default Rate”).

All payments in this Note will be applied first to the payment of any costs, fees, late charges, or other charges incurred in connection with the indebtedness evidenced by this Note; next, to the payment of accrued interest; then to the reduction of the principal balance; or in any other order that Lender requires.

If:

(a) Borrower fails to pay when due any sums payable under this Note;

(b) Borrower fails to perform or observe any of the other agreements; terms, covenants or conditions of in the Deed of Trust if such nonperformance or nonobservance continues for a period of ten (10) days after notice by Lender to Borrower (an “Event of Default”); or

(c) any other event or condition occurs that, under the terms of the Deed of Trust, gives rise to a right of acceleration of sums owing under this Note,

then Lender, at its sole option, will have the right to declare all sums owing under the Note immediately due. However, if any document related to this Note provides for the automatic acceleration of payment of sums owing under this Note, all sums owing will be automatically due in accordance with the terms of that document.

Borrower will have the right to pay, without penalty or premium all or any portion of the outstanding principal amount of this Note prior to the Maturity Date on not less than five (5) days’ prior written notice to Lender. Lender will apply all prepayments first to the payment of any costs, fees, late charges, or other charges incurred in connection with the indebtedness evidenced by this Note; next, to the payment of accrued interest; then to the outstanding principal amount of this Note in inverse order of maturity, or, at the option of Lender, in the regular order of maturity; or in any other order that Lender requires.

Borrower will pay to Lender all sums owing under this Note without deduction, offset, or counterclaim of any kind. The relationship of Borrower and Lender under this Note is solely that of borrower and lender, and the loan evidenced by this Note and secured by the Deed of Trust will in no manner make Lender the partner or joint venturer of Borrower.

If any attorney is engaged by Lender to enforce or construe any provision of this Note or the Deed of Trust, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower will immediately pay to Lender on demand all attorney fees and other costs incurred by Lender, together with interest from the date of the demand until paid at the Default Rate. In any action to enforce this Note, the prevailing party shall be entitled to an award of reasonable attorney’s fees and other costs incurred in the action.

No previous waiver or failure or delay by Lender in acting with respect to the terms of this Note or the Deed of Trust will constitute a waiver of any breach, default, or failure of condition under this Note or the Deed of Trust. A waiver of any term of this Note or the Deed of Trust must be made in writing and will be limited to the express written terms of the waiver. If there are any inconsistencies between the terms of this Note and the terms of the Deed of Trust, the terms of this Note will prevail.

All notice required or permitted in connection with this Note will be in writing and will be given at the place and in the manner provided in the Deed of Trust for the giving of notices.

If this Note is executed by more than one person or entity as Borrower, the obligations of each person or entity will be joint and several. No person or entity will be a mere accommodation maker, but each will be primarily and directly liable. Borrower waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice or protest and nonpayment; notice of costs, expenses, or losses and interest; notice of interest on interest and late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights to interests to properties securing payment of this Note. Time is of the essence with respect to every provision of this Note. This Note will be construed and enforced in accordance with California law, except to the extent that Federal laws pre-empt state law, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State Court within California having proper venue and also consent to service of process by any means authorized by California or Federal law.

/s/ DENNIS G. DRACUP
Dennis G. Dracup

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